ANNALY CAPITAL MANAGEMENT, INC. REPORTS 2nd QUARTER 2023 RESULTS
NEW YORK—July 26, 2023—Annaly Capital Management, Inc. (NYSE: NLY) ("Annaly" or the "Company") today announced its financial results for the quarter ended June 30, 2023.

Financial Highlights
•GAAP net income of $0.27 per average common share for the quarter
•Earnings available for distribution ("EAD") of $0.72 per average common share for the quarter
•Economic return of 2.9% for the second quarter
•Annualized GAAP return on average equity of 5.4% and annualized EAD return on average equity of 13.2%
•Book value per common share of $20.73
•GAAP leverage of 6.1x, up from 5.9x in the prior quarter; economic leverage of 5.8x, down from 6.4x in the prior quarter
•Declared quarterly common stock cash dividend of $0.65 per share

Business Highlights
Investment and Strategy
•Total portfolio of $78.9 billion, including $71.4 billion in highly liquid Agency portfolio(1)
•Annaly's Agency portfolio declined by 8%, predominantly through reductions to its TBA position early in the quarter, to proactively manage leverage ahead of expected volatility events; portfolio additions focused on increasing exposure to higher coupon specified pools
–Annaly's Agency portfolio represents 69% of dedicated equity capital(2), up from 67% in the prior quarter
•Maintained a conservative hedge position amidst elevated macroeconomic uncertainty and actively managed yield curve exposure in line with a modest flattening bias throughout the quarter
•Annaly's Mortgage Servicing Rights ("MSR") portfolio grew 19% quarter-over-quarter to $2.2 billion(3) in assets, representing 15% of dedicated equity capital(2)
•Annaly's Residential Credit portfolio declined modestly to $4.9 billion(1), representing 16% of dedicated equity capital(2), driven by robust securitization issuance
–Annaly Residential Credit Group's whole loan correspondent channel continued to expand market share with the second quarter representing its highest quarterly loan lock volume since inception, nearly 20% higher than the prior highest quarter
Financing and Capital
•$6.0 billion of unencumbered assets(4), including cash and unencumbered Agency MBS of $4.4 billion
•Average GAAP cost of interest bearing liabilities increased 48 basis points to 5.00% and average economic cost of interest bearing liabilities increased 43 basis points to 2.77% quarter-over-quarter
•Annaly Residential Credit Group priced eight whole loan securitizations totaling over $3.0 billion in proceeds since the beginning of the year(5)
–Annaly remains the largest non-bank issuer and is now the second largest issuer overall of Prime Jumbo and Expanded Credit MBS from the beginning of 2022 through the second quarter of 2023(6)
Corporate Responsibility & Governance
•Published fourth ESG Report, titled 25 Years of Purposeful Housing Finance Leadership, demonstrating Annaly's continued progress on its environmental, social and governance initiatives

"We were pleased to generate a 3% economic return in the second quarter of 2023 driven by our proactive portfolio management and an improved operating environment," remarked David Finkelstein, Annaly’s Chief Executive Officer and Chief Investment Officer. "As we have noted for some time, Annaly is well-prepared for volatility and strategically managed our leverage position during the quarter given uncertainties emanating from the regional banking turbulence and debt ceiling negotiations. These efforts enabled book value to end the quarter effectively unchanged while our portfolio out-earned our dividend. Overall, we have generated a 6% economic return for the first half of the year despite substantial market volatility – demonstrating the stability and efficacy of our diversified housing finance model.

"As we begin the second half of the year, our outlook is optimistic given strong investment returns, declining volatility, a stable financing environment and a likely end to the Federal Reserve's rate hiking cycle. We remain overweight Agency MBS given the relative attractiveness of the sector, though we continue to actively pursue opportunities across our Residential Credit and MSR portfolios to enhance risk-adjusted returns."

(1) Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off-balance sheet in which Annaly has economic exposure. Assets exclude assets transferred or pledged to securitization vehicles of $11.3 billion, include TBA purchase contracts (market value) of $3.6 billion, unsettled MSR commitments of $126 million and $1.2 billion of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $0.5 billion. MSR commitments represent the market value of deals where Annaly has executed a letter of intent. There can be no assurance whether these deals will close or when they will close.
(2) Capital allocation for each of the investment strategies is calculated as the difference between each investment strategy’s allocated assets, which include TBA purchase contracts, and liabilities. Dedicated capital allocations as of June 30, 2023 exclude commercial real estate assets.
(3) Includes limited partnership interests in a MSR fund, which is reported in Other Assets, and unsettled commitments of $126 million. MSR commitments represent the market value of deals where Annaly has executed a letter of intent. There can be no assurance whether these deals close or when they will close.
(4) Represents Annaly’s excess liquidity and defined as assets that have not been pledged or securitized (generally including cash and cash equivalents, Agency MBS, CRT, Non-Agency MBS, residential mortgage loans, MSR, reverse repurchase agreements, other unencumbered financial assets and capital stock).
(5) Includes a $401 million residential whole loan securitization that priced in July 2023.
(6) Issuer ranking data from Inside Nonconforming Markets for 2022 through Q2 2023.

Financial Performance
The following table summarizes certain key performance indicators as of and for the quarters ended June 30, 2023, March 31, 2023 and June 30, 2022:

	June 30, 2023	March 31, 2023	June 30, 2022
Book value per common share	$20.73	$20.77	$23.59
GAAP leverage at period-end (1)	6.1:1	5.9:1	5.4:1
GAAP net income (loss) per average common share (2)	$0.27	$(1.79)	$2.21
Annualized GAAP return (loss) on average equity	5.42%	(28.84%)	30.60%
Net interest margin (3)	(0.15%)	0.09%	2.64%
Average yield on interest earning assets (4)	4.27%	3.96%	3.58%
Average GAAP cost of interest bearing liabilities (5)	5.00%	4.52%	1.12%
Net interest spread	(0.73%)	(0.56%)	2.46%
Non-GAAP metrics *
Earnings available for distribution per average common share (2)	$0.72	$0.81	$1.22
Annualized EAD return on average equity	13.22%	14.82%	17.49%
Economic leverage at period-end (1)	5.8:1	6.4:1	6.6:1
Net interest margin (excluding PAA) (3)	1.66%	1.76%	2.20%
Average yield on interest earning assets (excluding PAA) (4)	4.22%	3.96%	2.87%
Average economic cost of interest bearing liabilities (5)	2.77%	2.34%	1.11%
Net interest spread (excluding PAA)	1.45%	1.62%	1.76%
* Represents a non-GAAP financial measure. Please refer to the "Non-GAAP Financial Measures" section for additional information.
(1) GAAP leverage is computed as the sum of repurchase agreements, other secured financing, debt issued by securitization vehicles and participations issued divided by total equity. Economic leverage is computed as the sum of recourse debt, cost basis of to-be-announced ("TBA") and CMBX derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing. Debt issued by securitization vehicles and participations issued are non-recourse to the Company and are excluded from economic leverage.
(2) Net of dividends on preferred stock.
(3) Net interest margin represents interest income less interest expense divided by average Interest Earning Assets. Net interest margin does not include net interest component of interest rate swaps. Net interest margin (excluding PAA) represents the sum of interest income (excluding PAA) plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average Interest Earning Assets plus average outstanding TBA contract and CMBX balances. PAA represents the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities.
(4) Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA).
(5) Average GAAP cost of interest bearing liabilities represents annualized interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps.

Updates to Financial Disclosures
On September 8, 2022, the Company announced that its Board of Directors had unanimously approved a reverse stock split of the Company’s common stock at a ratio of 1-for-4 (the "Reverse Stock Split"). The Reverse Stock Split was effective following the close of business on September 23, 2022 (the "Effective Time"). Accordingly, at the Effective Time, every four issued and outstanding shares of the Company’s common stock were converted into one share of the Company’s common stock. No fractional shares were issued in connection with the Reverse Stock Split. Instead, each stockholder that would have held fractional shares as a result of the Reverse Stock Split received cash in lieu of such fractional shares. The par value per share of the Company’s common stock remained unchanged at $0.01 per share after the Reverse Stock Split. Accordingly, for all historical periods presented, an amount equal to the par value of the reduced number of shares resulting from the Reverse Stock Split was reclassified from Common stock to Additional paid in capital in the Company’s Consolidated Statements of Financial Condition. All other references made to share or per share amounts in the accompanying consolidated financial statements and disclosures have also been retroactively adjusted, where applicable, to reflect the effects of the Reverse Stock Split.

Other Information
This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Such statements include those relating to the Company’s future performance, macro outlook, the interest rate and credit environments, tax reform and future opportunities. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities ("MBS") and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of the Company’s assets; changes in business conditions and the general economy; the Company’s ability to grow its residential credit business; the Company's ability to grow its mortgage servicing rights business; credit risks related to the Company’s investments in credit risk transfer securities and residential mortgage-backed securities and related residential mortgage credit assets; risks related to investments in mortgage servicing rights; the Company’s ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting the Company’s business; the Company’s ability to maintain its qualification as a REIT for U.S. federal income tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940; operational risks or risk management failures by us or critical third parties, including cybersecurity incidents; and risks and uncertainties related to the COVID-19 pandemic, including as related to adverse economic conditions on real estate-related assets and financing conditions. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.
Annaly is a leading diversified capital manager with investment strategies across mortgage finance. Annaly’s principal business objective is to generate net income for distribution to its stockholders and to optimize its returns through prudent management of its diversified investment strategies. Annaly is internally managed and has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. Additional information on the company can be found at www.annaly.com.
We use our website (www.annaly.com) and LinkedIn account (www.linkedin.com/company/annaly-capital-management) as channels of distribution of company information. The information we post through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about Annaly when you enroll your email address by visiting the "Investors" section of our website, then clicking on "Investor Resources" and selecting "Email Alerts" to complete the email notification form. Our website, any alerts and social media channels are not incorporated by reference into, and are not a part of, this document.

The Company prepares an investor presentation and supplemental financial information for the benefit of its shareholders. Please refer to the investor presentation for definitions of both GAAP and non-GAAP measures used in this news release. Both the Second Quarter 2023 Investor Presentation and the Second Quarter 2023 Supplemental Information can be found at the Company’s website (www.annaly.com) in the Investors section under Investor Presentations.

Conference Call
The Company will hold the second quarter 2023 earnings conference call on July 27, 2023 at 9:00 a.m. Eastern Time. Participants are encouraged to pre-register for the conference call to receive a unique PIN to gain immediate access to the call and bypass the live operator.  Pre-registration may be completed by accessing the pre-registration link found on the homepage or "Investors" section of the Company's website at www.annaly.com, or by using the following link: https://dpregister.com/sreg/10180570/f9db28395a. Pre-registration may be completed at any time, including up to and after the call start time.

For participants who would like to join the call but have not pre-registered, access is available by dialing 844-735-3317 within the U.S., or 412-317-5703 internationally, and requesting the "Annaly Earnings Call."
There will also be an audio webcast of the call on www.annaly.com. A replay of the call will be available for one week following the conference call. The replay number is 877-344-7529 for domestic calls and 412-317-0088 for international calls and the conference passcode is 4465075. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on Investors, then select Email Alerts and complete the email notification form.

Financial Statements
ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except per share data)

	June 30, 2023	March 31, 2023	December 31, 2022 (1)	September 30, 2022	June 30, 2022
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Assets
Cash and cash equivalents	$1,236,872	$1,794,173	$1,576,714	$1,466,171	$853,932
Securities	71,202,461	69,238,185	65,789,907	66,839,353	59,042,734
Loans, net	1,154,320	1,642,822	1,809,832	1,551,707	1,487,133
Mortgage servicing rights	2,018,896	1,790,980	1,748,209	1,705,254	1,421,420
Interests in MSR	—	—	—	—	83,622
Assets transferred or pledged to securitization vehicles	11,318,419	10,277,588	9,121,912	9,202,014	8,877,247
Assets of disposal group held for sale	—	—	—	11,371	97,414
Derivative assets	457,119	400,139	342,064	1,949,530	748,432
Receivable for unsettled trades	787,442	679,096	575,091	2,153,895	434,227
Principal and interest receivable	944,537	773,722	637,301	262,542	300,028
Intangible assets, net	15,163	15,921	16,679	17,437	18,195
Other assets	195,248	219,391	233,003	247,490	272,865
Total assets	$89,330,477	$86,832,017	$81,850,712	$85,406,764	$73,637,249
Liabilities and stockholders’ equity
Liabilities
Repurchase agreements	$61,637,600	$60,993,018	$59,512,597	$54,160,731	$51,364,097
Other secured financing	500,000	250,000	250,000	250,000	—
Debt issued by securitization vehicles	9,789,282	8,805,911	7,744,160	7,844,518	7,502,483
Participations issued	492,307	673,431	800,849	745,729	696,944
Liabilities of disposal group held for sale	—	—	—	1,151	3,608
Derivative liabilities	156,182	473,515	204,172	764,535	379,708
Payable for unsettled trades	4,331,315	3,259,034	1,157,846	9,333,646	1,995,960
Interest payable	140,620	118,395	325,280	30,242	91,962
Dividends payable	321,031	321,023	412,113	411,762	354,027
Other liabilities	74,795	28,657	74,269	912,895	158,560
Total liabilities	77,443,132	74,922,984	70,481,286	74,455,209	62,547,349
Stockholders’ equity
Preferred stock, par value $0.01 per share (2)	1,536,569	1,536,569	1,536,569	1,536,569	1,536,569
Common stock, par value $0.01 per share (3)	4,939	4,939	4,683	4,679	4,023
Additional paid-in capital	23,550,346	23,543,091	22,981,320	22,967,665	21,293,146
Accumulated other comprehensive income (loss)	(2,382,531)	(2,550,614)	(3,708,896)	(5,431,436)	(4,310,926)
Accumulated deficit	(10,933,044)	(10,741,863)	(9,543,233)	(8,211,358)	(7,496,061)
Total stockholders’ equity	11,776,279	11,792,122	11,270,443	10,866,119	11,026,751
Noncontrolling interests	111,066	116,911	98,983	85,436	63,149
Total equity	11,887,345	11,909,033	11,369,426	10,951,555	11,089,900
Total liabilities and equity	$89,330,477	$86,832,017	$81,850,712	$85,406,764	$73,637,249

(1) Derived from the audited consolidated financial statements at December 31, 2022.
(2) 6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock - Includes 28,800,000 shares authorized, issued and outstanding. 6.50% Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock - Includes 17,000,000 shares authorized, issued and outstanding. 6.75% Series I Preferred Stock - Includes 17,700,000 shares authorized, issued and outstanding.
(3) Includes 1,468,250,000 shares authorized. Includes 493,893,288 shares issued and outstanding at June 30, 2023; 493,880,938 shares issued and outstanding at March 31, 2023; 468,309,810 shares issued and outstanding at December 31, 2022; 467,911,144 shares issued and outstanding at September 30, 2022; 402,303,874 shares issued and outstanding at June 30, 2022.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (dollars in thousands, except per share data) (Unaudited)
	For the quarters ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Net interest income
Interest income	$921,494	$818,250	$798,934	$678,488	$645,615
Interest expense	953,457	798,787	663,847	400,491	170,475
Net interest income	(31,963)	19,463	135,087	277,997	475,140
Net servicing income
Servicing and related income	83,790	84,273	82,040	74,486	55,685
Servicing and related expense	8,930	7,880	7,659	7,780	5,949
Net servicing income	74,860	76,393	74,381	66,706	49,736
Other income (loss)
Net gains (losses) on investments and other	(1,308,948)	1,712	(1,124,924)	(2,702,512)	(615,216)
Net gains (losses) on derivatives	1,475,325	(900,752)	84,263	2,117,240	1,015,643
Loan loss (provision) reversal	—	219	(7,258)	1,613	26,913
Business divestiture-related gains (losses)	—	—	(13,013)	(2,936)	(23,955)
Other, net	9,105	15,498	7,569	1,526	(5,486)
Total other income (loss)	175,482	(883,323)	(1,053,363)	(585,069)	397,899
General and administrative expenses
Compensation expense	30,635	29,391	29,714	27,744	22,243
Other general and administrative expenses	12,280	11,437	13,291	10,178	13,795
Total general and administrative expenses	42,915	40,828	43,005	37,922	36,038
Income (loss) before income taxes	175,464	(828,295)	(886,900)	(278,288)	886,737
Income taxes	14,277	11,033	(86)	(4,311)	23,420
Net income (loss)	161,187	(839,328)	(886,814)	(273,977)	863,317
Net income (loss) attributable to noncontrolling interests	(5,846)	4,928	1,548	1,287	(3,379)
Net income (loss) attributable to Annaly	167,033	(844,256)	(888,362)	(275,264)	866,696
Dividends on preferred stock	35,766	31,875	29,974	26,883	26,883
Net income (loss) available (related) to common stockholders	$131,267	$(876,131)	$(918,336)	$(302,147)	$839,813
Net income (loss) per share available (related) to common stockholders
Basic	$0.27	$(1.79)	$(1.96)	$(0.70)	$2.21
Diluted	$0.27	$(1.79)	$(1.96)	$(0.70)	$2.20
Weighted average number of common shares outstanding
Basic	494,165,256	489,688,364	468,250,672	429,858,876	380,609,192
Diluted	494,358,982	489,688,364	468,250,672	429,858,876	380,898,750
Other comprehensive income (loss)
Net income (loss)	$161,187	$(839,328)	$(886,814)	$(273,977)	$863,317
Unrealized gains (losses) on available-for-sale securities	(294,045)	675,374	445,896	(2,578,509)	(2,503,250)
Reclassification adjustment for net (gains) losses included in net income (loss)	462,128	482,908	1,276,644	1,457,999	657,806
Other comprehensive income (loss)	168,083	1,158,282	1,722,540	(1,120,510)	(1,845,444)
Comprehensive income (loss)	329,270	318,954	835,726	(1,394,487)	(982,127)
Comprehensive income (loss) attributable to noncontrolling interests	(5,846)	4,928	1,548	1,287	(3,379)
Comprehensive income (loss) attributable to Annaly	335,116	314,026	834,178	(1,395,774)	(978,748)
Dividends on preferred stock	35,766	31,875	29,974	26,883	26,883
Comprehensive income (loss) attributable to common stockholders	$299,350	$282,151	$804,204	$(1,422,657)	$(1,005,631)

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (dollars in thousands, except per share data)
	For the six months ended
	June 30, 2023	June 30, 2022
	(unaudited)	(unaudited)
Net interest income
Interest income	$1,739,744	$1,301,465
Interest expense	1,752,244	245,397
Net interest income	(12,500)	1,056,068
Net servicing income
Servicing and related income	168,063	90,400
Servicing and related expense	16,810	9,706
Net servicing income	151,253	80,694
Other income (loss)
Net gains (losses) on investments and other	(1,307,236)	(775,020)
Net gains (losses) on derivatives	574,573	2,657,671
Loan loss (provision) reversal	219	26,305
Business divestiture-related gains (losses)	—	(24,309)
Other, net	24,603	(2,428)
Total other income (loss)	(707,841)	1,882,219
General and administrative expenses
Compensation expense	60,026	55,245
Other general and administrative expenses	23,717	26,557
Total general and administrative expenses	83,743	81,802
Income (loss) before income taxes	(652,831)	2,937,179
Income taxes	25,310	49,968
Net income (loss)	(678,141)	2,887,211
Net income (loss) attributable to noncontrolling interests	(918)	(1,740)
Net income (loss) attributable to Annaly	(677,223)	2,888,951
Dividends on preferred stock	67,641	53,766
Net income (loss) available (related) to common stockholders	$(744,864)	$2,835,185
Net income (loss) per share available (related) to common stockholders
Basic	$(1.51)	$7.60
Diluted	$(1.51)	$7.59
Weighted average number of common shares outstanding
Basic	491,939,177	373,017,228
Diluted	491,939,177	373,313,723
Other comprehensive income (loss)
Net income (loss)	$(678,141)	$2,887,211
Unrealized gains (losses) on available-for-sale securities	381,329	(6,071,929)
Reclassification adjustment for net (gains) losses included in net income (loss)	945,036	802,593
Other comprehensive income (loss)	1,326,365	(5,269,336)
Comprehensive income (loss)	648,224	(2,382,125)
Comprehensive income (loss) attributable to noncontrolling interests	(918)	(1,740)
Comprehensive income (loss) attributable to Annaly	649,142	(2,380,385)
Dividends on preferred stock	67,641	53,766
Comprehensive income (loss) attributable to common stockholders	$581,501	$(2,434,151)

Key Financial Data
The following table presents key metrics of the Company’s portfolio, liabilities and hedging positions, and performance as of and for the quarters ended June 30, 2023, March 31, 2023 and June 30, 2022:

	June 30, 2023	March 31, 2023	June 30, 2022
Portfolio related metrics
Fixed-rate Residential Securities as a percentage of total Residential Securities	98%	98%	97%
Adjustable-rate and floating-rate Residential Securities as a percentage of total Residential Securities	2%	2%	3%
Weighted average experienced CPR for the period	7.0%	5.5%	14.9%
Weighted average projected long-term CPR at period-end	8.6%	8.4%	7.7%
Liabilities and hedging metrics
Weighted average days to maturity on repurchase agreements outstanding at period-end	44	59	47
Hedge ratio (1)	105%	106%	104%
Weighted average pay rate on interest rate swaps at period-end (2)	2.50%	2.13%	1.16%
Weighted average receive rate on interest rate swaps at period-end (2)	5.05%	4.87%	1.65%
Weighted average net rate on interest rate swaps at period-end (2)	(2.55%)	(2.74%)	(0.49%)
GAAP leverage at period-end (3)	6.1:1	5.9:1	5.4:1
GAAP capital ratio at period-end (4)	13.3%	13.7%	15.1%
Performance related metrics
Book value per common share	$20.73	$20.77	$23.59
GAAP net income (loss) per average common share (5)	$0.27	$(1.79)	$2.21
Annualized GAAP return (loss) on average equity	5.42%	(28.84%)	30.60%
Net interest margin (6)	(0.15%)	0.09%	2.64%
Average yield on interest earning assets (7)	4.27%	3.96%	3.58%
Average GAAP cost of interest bearing liabilities (8)	5.00%	4.52%	1.12%
Net interest spread	(0.73%)	(0.56%)	2.46%
Dividend declared per common share	$0.65	$0.65	$0.88
Annualized dividend yield (9)	12.99%	13.61%	14.89%
Non-GAAP metrics *
Earnings available for distribution per average common share (5)	$0.72	$0.81	$1.22
Annualized EAD return on average equity (excluding PAA)	13.22%	14.82%	17.49%
Economic leverage at period-end (3)	5.8:1	6.4:1	6.6:1
Economic capital ratio at period end (4)	14.3%	13.2%	13.0%
Net interest margin (excluding PAA) (6)	1.66%	1.76%	2.20%
Average yield on interest earning assets (excluding PAA) (7)	4.22%	3.96%	2.87%
Average economic cost of interest bearing liabilities (8)	2.77%	2.34%	1.11%
Net interest spread (excluding PAA)	1.45%	1.62%	1.76%
* Represents a non-GAAP financial measure. Please refer to the "Non-GAAP Financial Measures" section for additional information.
(1) Measures total notional balances of interest rate swaps, interest rate swaptions (excluding receiver swaptions) and futures relative to repurchase agreements, other secured financing and cost basis of TBA derivatives outstanding and net forward purchases (sales) of investments; excludes MSR and the effects of term financing, both of which serve to reduce interest rate risk. Additionally, the hedge ratio does not take into consideration differences in duration between assets and liabilities. Prior to the quarter ended September 30, 2022, the hedge ratio excluded the impact of net forward purchases (sales) of investments from the calculation; all prior periods have been updated to conform to the current presentation resulting in a reduction of 3% to the hedge ratio for the quarter ended June 30, 2022.
(2) Excludes forward starting swaps.
(3) GAAP leverage is computed as the sum of repurchase agreements, other secured financing, debt issued by securitization vehicles and participations issued divided by total equity. Economic leverage is computed as the sum of recourse debt, cost basis of to-be-announced ("TBA") and CMBX derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing. Debt issued by securitization vehicles and participations issued are non-recourse to the Company and are excluded from economic leverage.
(4) GAAP capital ratio is computed as total equity divided by total assets. Economic capital ratio is computed as total equity divided by total economic assets. Total economic assets include the implied market value of TBA derivatives and are net of debt issued by securitization vehicles.
(5) Net of dividends on preferred stock.
(6) Net interest margin represents interest income less interest expense divided by average interest earning assets. Net interest margin does not include net interest component of interest rate swaps. Net interest margin (excluding PAA) represents the sum of interest income (excluding PAA) plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average interest earning assets plus average TBA contract and CMBX balances.
(7) Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA).
(8) Average GAAP cost of interest bearing liabilities represents annualized interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps.
(9) Based on the closing price of the Company’s common stock of $20.01, $19.11 and $23.64 at June 30, 2023, March 31, 2023 and June 30, 2022, respectively.

The following table contains additional information on our investment portfolio as of the dates presented:

	For the quarters ended
	June 30, 2023	March 31, 2023	June 30, 2022
Agency mortgage-backed securities	$67,764,264	$65,623,534	$55,593,336
Residential credit risk transfer securities	1,064,401	1,085,384	965,714
Non-agency mortgage-backed securities	2,008,106	2,028,656	2,026,658
Commercial mortgage-backed securities	365,690	500,611	457,026
Total securities	$71,202,461	$69,238,185	$59,042,734
Residential mortgage loans	$1,154,320	$1,642,822	$1,486,811
Residential mortgage loan warehouse facility	—	—	322
Total loans, net	$1,154,320	$1,642,822	$1,487,133
Mortgage servicing rights	$2,018,896	$1,790,980	$1,421,420
Interests in MSR	$—	$—	$83,622
Agency mortgage-backed securities transferred or pledged to securitization vehicles	$—	$—	$458,268
Residential mortgage loans transferred or pledged to securitization vehicles	11,318,419	10,277,588	8,418,979
Assets transferred or pledged to securitization vehicles	$11,318,419	$10,277,588	$8,877,247
Assets of disposal group held for sale	$—	$—	$97,414
Total investment portfolio	$85,694,096	$82,949,575	$71,009,570

Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company provides the following non-GAAP measures:
•earnings available for distribution ("EAD");
•earnings available for distribution attributable to common stockholders;
•earnings available for distribution per average common share;
•annualized EAD return on average equity;
•economic leverage;
•economic capital ratio;
•interest income (excluding PAA);
•economic interest expense;
•economic net interest income (excluding PAA);
•average yield on interest earning assets (excluding PAA);
•average economic cost of interest bearing liabilities;
•net interest margin (excluding PAA); and
•net interest spread (excluding PAA).

These measures should not be considered a substitute for, or superior to, financial measures computed in accordance with GAAP. While intended to offer a fuller understanding of the Company’s results and operations, non-GAAP financial measures also have limitations. For example, the Company may calculate its non-GAAP metrics, such as earnings available for distribution, or the PAA, differently than its peers making comparative analysis difficult. Additionally, in the case of non-GAAP measures that exclude the PAA, the amount of amortization expense excluding the PAA is not necessarily representative of the amount of future periodic amortization nor is it indicative of the term over which the Company will amortize the remaining unamortized premium. Changes to actual and estimated prepayments will impact the timing and amount of premium amortization and, as such, both GAAP and non-GAAP results.
These non-GAAP measures provide additional detail to enhance investor understanding of the Company’s period-over-period operating performance and business trends, as well as for assessing the Company’s performance versus that of industry peers. Additional information pertaining to the Company’s use of these non-GAAP financial measures, including discussion of how each such measure may be useful to investors, and reconciliations to their most directly comparable GAAP results are provided below.
Earnings available for distribution, earnings available for distribution attributable to common stockholders, earnings available for distribution per average common share and annualized EAD return on average equity
The Company's principal business objective is to generate net income for distribution to its stockholders and to preserve capital through prudent selection of investments and continuous management of its portfolio. The Company generates net income by earning a net interest spread on its investment portfolio, which is a function of interest income from its investment portfolio less financing, hedging and operating costs.  Earnings available for distribution, which is defined as the sum of (a) economic net interest income, (b) TBA dollar roll income and CMBX coupon income, (c) net servicing income less realized amortization of MSR, (d) other income (loss) (excluding amortization of intangibles, non-EAD income allocated to equity method investments and other non-EAD components of other income (loss)), (e) general and administrative expenses (excluding transaction expenses and non-recurring items), and (f) income taxes (excluding the income tax effect of non-EAD income (loss) items) and excludes (g) the premium amortization adjustment ("PAA") representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities is used by the Company's management and, the Company believes, used by analysts and investors to measure its progress in achieving its principal business objective.
The Company seeks to fulfill this objective through a variety of factors including portfolio construction, the degree of market risk exposure and related hedge profile, and the use and forms of leverage, all while operating within the parameters of the Company's capital allocation policy and risk governance framework.
The Company believes these non-GAAP measures provide management and investors with additional details regarding the Company’s underlying operating results and investment portfolio trends by (i) making adjustments to account for the disparate reporting of changes in fair value where certain instruments are reflected in GAAP net income (loss) while others are reflected in other comprehensive income (loss) and (ii) by excluding certain unrealized, non-cash or episodic components of GAAP net income (loss) in order to provide additional transparency into the operating performance of the Company’s portfolio. In addition, EAD serves as a useful indicator for investors in evaluating the Company's performance and ability to pay dividends. Annualized EAD return on average equity, which is calculated by dividing earnings available for distribution over average stockholders’ equity, provides investors with additional detail on the earnings available for distribution generated by the Company’s invested equity capital.

The following table presents a reconciliation of GAAP financial results to non-GAAP earnings available for distribution for the periods presented:

	For the quarters ended
	June 30, 2023	March 31, 2023	June 30, 2022
	(dollars in thousands, except per share data)
GAAP net income (loss)	$161,187	$(839,328)	$863,317
Adjustments to exclude reported realized and unrealized (gains) losses
Net (gains) losses on investments and other(1)	1,316,837	(1,712)	615,216
Net (gains) losses on derivatives (2)	(1,050,032)	1,286,458	(1,014,651)
Loan loss provision (reversal) (3)	—	(219)	(29,380)
Business divestiture-related (gains) losses	—	—	23,955
Other adjustments
Amortization of intangibles	758	758	1,302
Non-EAD (income) loss allocated to equity method investments (4)	541	(244)	(3,270)
Transaction expenses and non-recurring items (5)	2,650	1,358	1,751
Income tax effect of non-EAD income (loss) items	12,364	8,278	28,841
TBA dollar roll income and CMBX coupon income (6)	1,734	18,183	161,673
MSR amortization (7)	(41,297)	(43,423)	(33,810)
EAD attributable to noncontrolling interests	(3,344)	(3,470)	3,379
Premium amortization adjustment cost (benefit)	(11,923)	491	(127,521)
Earnings available for distribution *	389,475	427,130	490,802
Dividends on preferred stock	35,766	31,875	26,883
Earnings available for distribution attributable to common stockholders *	$353,709	$395,255	$463,919
GAAP net income (loss) per average common share	$0.27	$(1.79)	$2.21
Earnings available for distribution per average common share *	$0.72	$0.81	$1.22
Annualized GAAP return (loss) on average equity	5.42%	(28.84%)	30.60%
Annualized EAD return on average equity *	13.22%	14.82%	17.49%
* Represents a non-GAAP financial measure.
(1) Includes a write-down which is reported in Other, net in the Company's Consolidated Statement of Comprehensive Income (Loss).
(2) The adjustment to add back Net (gains) losses on derivatives does not include the net interest component of interest rate swaps which is reflected in earnings available for distribution. The net interest component of interest rate swaps totaled $425.3 million, $385.7 million and $1.0 million for the quarters ended June 30, 2023, March 31, 2023 and June 30, 2022, respectively.
(3) Includes $0.0 million, $0.0 million and ($2.5) million of loss provision (reversal) on the Company’s unfunded loan commitments for the quarters ended June 30, 2023, March 31, 2023 and June 30, 2022, respectively, which is reported in Other, net in the Company’s Consolidated Statements of Comprehensive Income (Loss).
(4) The Company excludes non-EAD (income) loss allocated to equity method investments, which represents the unrealized (gains) losses allocated to equity interests in a portfolio of MSR, which is a component of Other, net.
(5) Represents costs incurred in connection with securitizations of residential whole loans.
(6) TBA dollar roll income and CMBX coupon income each represent a component of Net gains (losses) on derivatives. CMBX coupon income totaled $0.5 million, $1.1 million and $1.1 million for the quarters ended June 30, 2023, March 31, 2023 and June 30, 2022, respectively.
(7) MSR amortization utilizes purchase date cash flow assumptions and actual unpaid principal balances and is calculated as the difference between projected MSR yield income and net servicing income for the period.

From time to time, the Company enters into TBA forward contracts as an alternate means of investing in and financing Agency mortgage-backed securities. A TBA contract is an agreement to purchase or sell, for future delivery, an Agency mortgage-backed security with a specified issuer, term and coupon. A TBA dollar roll represents a transaction where TBA contracts with the same terms but different settlement dates are simultaneously bought and sold. The TBA contract settling in the later month typically prices at a discount to the earlier month contract with the difference in price commonly referred to as the "drop". The drop is a reflection of the expected net interest income from an investment in similar Agency mortgage-backed securities, net of an implied financing cost, that would be foregone as a result of settling the contract in the later month rather than in the earlier month. The drop between the current settlement month price and the forward settlement month price occurs because in the TBA dollar roll market, the party providing the financing is the party that would retain all principal and interest payments accrued during the financing period. Accordingly, TBA dollar roll income generally represents the economic equivalent of the net interest income earned on the underlying Agency mortgage-backed security less an implied financing cost.
TBA dollar roll transactions are accounted for under GAAP as a series of derivatives transactions. The fair value of TBA derivatives is based on methods similar to those used to value Agency mortgage-backed securities. The Company records TBA derivatives at fair value on its Consolidated Statements of Financial Condition and recognizes periodic changes in fair value in Net gains (losses) on derivatives in the Consolidated Statements of Comprehensive Income (Loss), which includes both unrealized and realized gains and losses on derivatives.

TBA dollar roll income is calculated as the difference in price between two TBA contracts with the same terms but different settlement dates multiplied by the notional amount of the TBA contract. Although accounted for as derivatives, TBA dollar rolls capture the economic equivalent of net interest income, or carry, on the underlying Agency mortgage-backed security (interest income less an implied cost of financing). TBA dollar roll income is reported as a component of Net gains (losses) on derivatives in the Consolidated Statements of Comprehensive Income (Loss).
The CMBX index is a synthetic tradable index referencing a basket of 25 commercial mortgage-backed securities ("CMBS") of a particular rating and vintage. The CMBX index allows investors to take a long exposure (referred to as selling protection) or short exposure (referred to as buying protection) on the respective basket of CMBS securities and is structured as a "pay-as-you-go" contract whereby the protection buyer pays to the protection seller a standardized running coupon on the contracted notional amount. The Company reports income (expense) on CMBX positions in Net gains (losses) on derivatives in the Consolidated Statements of Comprehensive Income (Loss). The coupon payments received or paid on CMBX positions are equivalent to interest income (expense) and therefore included in earnings available for distribution.
Premium Amortization Expense
In accordance with GAAP, the Company amortizes or accretes premiums or discounts into interest income for its Agency mortgage-backed securities, excluding interest-only securities, multifamily and reverse mortgages, taking into account estimates of future principal prepayments in the calculation of the effective yield. The Company recalculates the effective yield as differences between anticipated and actual prepayments occur. Using third-party model and market information to project future cash flows and expected remaining lives of securities, the effective interest rate determined for each security is applied as if it had been in place from the date of the security’s acquisition. The amortized cost of the security is then adjusted to the amount that would have existed had the new effective yield been applied since the acquisition date. The adjustment to amortized cost is offset with a charge or credit to interest income. Changes in interest rates and other market factors will impact prepayment speed projections and the amount of premium amortization recognized in any given period.
The Company’s GAAP metrics include the unadjusted impact of amortization and accretion associated with this method. Certain of the Company’s non-GAAP metrics exclude the effect of the PAA, which quantifies the component of premium amortization representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term CPR.
The following table illustrates the impact of the PAA on premium amortization expense for the Company’s Residential Securities portfolio and residential securities transferred or pledged to securitization vehicles, for the quarters ended June 30, 2023, March 31, 2023 and June 30, 2022:

	For the quarters ended
	June 30, 2023	March 31, 2023	June 30, 2022
	(dollars in thousands)
Premium amortization expense (accretion)	$33,105	$56,534	$(4,869)
Less: PAA cost (benefit)	(11,923)	491	(127,521)
Premium amortization expense (excluding PAA)	$45,028	$56,043	$122,652

Economic leverage and economic capital ratios
The Company uses capital coupled with borrowed funds to invest primarily in real estate related investments, earning the spread between the yield on its assets and the cost of its borrowings and hedging activities. The Company’s capital structure is designed to offer an efficient complement of funding sources to generate positive risk-adjusted returns for its stockholders while maintaining appropriate liquidity to support its business and meet the Company’s financial obligations under periods of market stress. To maintain its desired capital profile, the Company utilizes a mix of debt and equity funding. Debt funding may include the use of repurchase agreements, loans, securitizations, participations issued, lines of credit, asset backed lending facilities, corporate bond issuance, convertible bonds or other liabilities. Equity capital primarily consists of common and preferred stock.
The Company’s economic leverage ratio is computed as the sum of recourse debt, cost basis of TBA and CMBX derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing. Debt issued by securitization vehicles and participations issued are non-recourse to the Company and are excluded from economic leverage.
The following table presents a reconciliation of GAAP debt to economic debt for purposes of calculating the Company’s economic leverage ratio for the periods presented:

	As of
	June 30, 2023	March 31, 2023	June 30, 2022
Economic leverage ratio reconciliation	(dollars in thousands)
Repurchase agreements	$61,637,600	$60,993,018	$51,364,097
Other secured financing	500,000	250,000	—
Debt issued by securitization vehicles	9,789,282	8,805,911	7,502,483
Participations issued	492,307	673,431	696,944
Total GAAP debt	$72,419,189	$70,722,360	$59,563,524
Less Non-Recourse Debt:
Debt issued by securitization vehicles	$(9,789,282)	$(8,805,911)	$(7,502,483)
Participations issued	(492,307)	(673,431)	(696,944)
Total recourse debt	$62,137,600	$61,243,018	$51,364,097
Plus / (Less):
Cost basis of TBA and CMBX derivatives	$3,625,443	$12,241,647	$19,723,326
Payable for unsettled trades	4,331,315	3,259,034	1,995,960
Receivable for unsettled trades	(787,442)	(679,096)	(434,227)
Economic debt *	$69,306,916	$76,064,603	$72,649,156
Total equity	$11,887,345	$11,909,033	$11,089,900
Economic leverage ratio *	5.8:1	6.4:1	6.6:1

* Represents a non-GAAP financial measure.

The following table presents a reconciliation of GAAP total assets to economic total assets for purposes of calculating the Company’s economic capital ratio for the periods presented:

	As of
	June 30, 2023	March 31, 2023	June 30, 2022
Economic capital ratio reconciliation	(dollars in thousands)
Total GAAP assets	$89,330,477	$86,832,017	$73,637,249
Less:
Gross unrealized gains on TBA derivatives (1)	(21,460)	(167,065)	(60,661)
Debt issued by securitization vehicles	(9,789,282)	(8,805,911)	(7,502,483)
Plus:
Implied market value of TBA derivatives	3,627,716	12,020,810	19,282,979
Total economic assets *	$83,147,451	$89,879,851	$85,357,084
Total equity	$11,887,345	$11,909,033	$11,089,900
Economic capital ratio *	14.3%	13.2%	13.0%

* Represents a non-GAAP financial measure. (1) Included in Derivative assets in the Company’s Consolidated Statements of Financial Condition.

Interest income (excluding PAA), economic interest expense and economic net interest income (excluding PAA)
Interest income (excluding PAA) represents interest income excluding the effect of the PAA, and serves as the basis for deriving average yield on interest earning assets (excluding PAA), net interest spread (excluding PAA) and net interest margin (excluding PAA), which are discussed below. The Company believes this measure provides management and investors with additional detail to enhance their understanding of the Company’s operating results and trends by excluding the component of premium amortization expense representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities (other than interest-only securities, multifamily and reverse mortgages), which can obscure underlying trends in the performance of the portfolio.
Economic interest expense includes GAAP interest expense and the net interest component of interest rate swaps. The Company uses interest rate swaps to manage its exposure to changing interest rates on its repurchase agreements by economically hedging cash flows associated with these borrowings. Accordingly, adding the net interest component of interest rate swaps to interest expense, as computed in accordance with GAAP, reflects the total contractual interest expense and thus, provides investors with additional information about the cost of the Company's financing strategy. The Company may use market agreed coupon ("MAC") interest rate swaps in which the Company may receive or make a payment at the time of entering into such interest rate swap to compensate for the off-market nature of such interest rate swap. In accordance with GAAP, upfront payments associated with MAC interest rate swaps are not reflected in the net interest component of interest rate swaps in the Company's Consolidated Statements of Comprehensive Income (Loss).

Similarly, economic net interest income (excluding PAA), as computed below, provides investors with additional information to enhance their understanding of the net economics of our primary business operations.

	For the quarters ended
	June 30, 2023	March 31, 2023	June 30, 2022
Interest income (excluding PAA) reconciliation	(dollars in thousands)
GAAP interest income	$921,494	$818,250	$645,615
Premium amortization adjustment	(11,923)	491	(127,521)
Interest income (excluding PAA) *	$909,571	$818,741	$518,094
Economic interest expense reconciliation
GAAP interest expense	$953,457	$798,787	$170,475
Add:
Net interest component of interest rate swaps	(425,293)	(385,706)	(992)
Economic interest expense *	$528,164	$413,081	$169,483
Economic net interest income (excluding PAA) reconciliation
Interest income (excluding PAA) *	$909,571	$818,741	$518,094
Less:
Economic interest expense *	528,164	413,081	169,483
Economic net interest income (excluding PAA) *	$381,407	$405,660	$348,611

* Represents a non-GAAP financial measure.

Average yield on interest earning assets (excluding PAA), net interest spread (excluding PAA), net interest margin (excluding PAA) and average economic cost of interest bearing liabilities
Net interest spread (excluding PAA), which is the difference between the average yield on interest earning assets (excluding PAA) and the average economic cost of interest bearing liabilities, which represents annualized economic interest expense divided by average interest bearing liabilities, and net interest margin (excluding PAA), which is calculated as the sum of interest income (excluding PAA) plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average interest earning assets plus average TBA contract and CMBX balances, provide management with additional measures of the Company’s profitability that management relies upon in monitoring the performance of the business.
Disclosure of these measures, which are presented below, provides investors with additional detail regarding how management evaluates the Company’s performance.

	For the quarters ended
	June 30, 2023	March 31, 2023	June 30, 2022
Economic metrics (excluding PAA)	(dollars in thousands)
Average interest earning assets	$86,254,955	$82,644,998	$72,123,055
Interest income (excluding PAA) *	$909,571	$818,741	$518,094
Average yield on interest earning assets (excluding PAA) *	4.22%	3.96%	2.87%
Average interest bearing liabilities	$75,424,564	$70,635,632	$60,446,528
Economic interest expense *	$528,164	$413,081	$169,483
Average economic cost of interest bearing liabilities *	2.77%	2.34%	1.11%
Economic net interest income (excluding PAA) *	$381,407	$405,660	$348,611
Net interest spread (excluding PAA) *	1.45%	1.62%	1.76%
Interest income (excluding PAA) *	$909,571	$818,741	$518,094
TBA dollar roll income and CMBX coupon income	1,734	18,183	161,673
Economic interest expense *	(528,164)	(413,081)	(169,483)
Subtotal	$383,141	$423,843	$510,284
Average interest earnings assets	$86,254,955	$82,644,998	$72,123,055
Average TBA contract and CMBX balances	6,303,202	13,949,884	20,566,553
Subtotal	$92,558,157	$96,594,882	$92,689,608
Net interest margin (excluding PAA) *	1.66%	1.76%	2.20%
* Represents a non-GAAP financial measure.